UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2011

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At our 2011 Annual Meeting of Stockholders held on March 23, 2011, we submitted to our stockholders, for voting, three proposals: (i) the election of three Class I directors to serve for a three-year term expiring at our Annual Meeting of Stockholders to be held in 2014; (ii) an advisory vote on our executive compensation; and (iii) an advisory vote on the frequency of our advisory vote on executive compensation. Detailed descriptions of these proposals are contained in our proxy statement, which was filed with the Securities and Exchange Commission on January 31, 2011. The voting results, as well as the names of the directors who were elected, were as follows:

Proposal 1: Election of Directors

Directors	For	Withheld
Nicholas R. Schacht	12,569,180	130,336
Howard A. Bain III	12,584,677	114,839
Curtis A. Hessler	12,629,226	70,290

Proposal 2: Advisory Vote on Executive Compensation

For	Abstain
12,608,134	87,015

Proposal 3: Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

For
1 Year	8,268,974
2 Years	40,513
3 Years	4,301,303
Abstain	88,726

There were no Broker Non-votes.

The terms of office of the following directors continued after our 2011 Annual Meeting of Stockholders:

Class II Directors - term expires in 2012

W. Mathew Juechter

Stefan C. Reisenfeld

Class III Directors - term expires 2013

David C. Collins

Eric R. Garen

George T. Robson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: March 28, 2011	By:	/S/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer